UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2026

Apimeds Pharmaceuticals US, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42545	85-1099700
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Matawan Rd, Suite 325 Matawan, New Jersey	07747
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (848) 201-5010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	APUS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Interim Chief Financial Officer

On September 29, 2026, Erick Frim notified Apimeds Pharmaceuticals US, Inc., a Delaware corporation (the “Company”), of his resignation as Interim Chief Financial Officer of the Company, effective immediately. As previously disclosed, Mr. Frim was reappointed as Interim Chief Financial Officer on March 30, 2026. Mr. Frim’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Chief Financial Officer

On September 30, 2026, the Board of Directors (the “Board”) of the Company appointed Eric Sherb, age 40, as Chief Financial Officer of the Company, effective October 1, 2026.

Mr. Sherb will serve as the Company’s principal financial officer and principal accounting officer. Mr. Sherb is a Certified Public Accountant with over 18 years of experience in the capital markets. In January 2019, Mr. Sherb founded EMS Consulting Services, LLC, an accounting and advisory firm, where he has since served as its Principal. Through EMS Consulting Services, Mr. Sherb has assisted private and public companies via CFO services, complex technical accounting, U.S. GAAP and SEC reporting, PCAOB audit coordination, IPO readiness, mergers and acquisitions, corporate governance, and the oversight of accounting and controllership functions. Prior to founding EMS Consulting Services, Mr. Sherb began his career at PricewaterhouseCoopers LLP in New York before working at mid-market accounting and advisory firms in the capital markets. Mr. Sherb received his degree from Emory University. Since February 2026, through EMS Consulting Services, Mr. Sherb has also served as fractional Chief Financial Officer of MindWave Innovations Inc., a wholly owned subsidiary of the Company, an engagement that will terminate in connection with his appointment.

In connection with his appointment, the Company entered into an Executive Employment Agreement with Mr. Sherb, effective October 1, 2026 (the “Employment Agreement”). Under the Employment Agreement, Mr. Sherb will receive a base salary of $60,000 per year.

The compensation described above does not include any equity-based compensation awards that may be granted to Mr. Sherb in the future under the Company’s equity incentive plan.

There is no arrangement or understanding between Mr. Sherb and any other person pursuant to which he was selected to this position. There are no transactions involving the Company and Mr. Sherb that are required to be reported pursuant to Item 404(a) of Regulation S-K. Mr. Sherb has no family relationships with any of the Board or executive officers of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apimeds Pharmaceuticals US, Inc.

Date: September 30, 2026	By:	/s/ Dr. Vin Menon
	Name:	Dr. Vin Menon
	Title:	Co-Chief Executive Officer

By:	/s/ SungJoon Chae
Name:	SungJoon Chae
Title:	Co-Chief Executive Officer & Director

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